SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2010

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2010, International Stem Cell Corporation (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (the “Investor”), to sell for up to 10 million dollars ($10,000,000) up to one thousand (1,000) shares of Series F Preferred Stock (“Series F Preferred”) at a price of $10,000 per Series F Preferred share. The Company is entitled to determine the time and amount of Series F Preferred to be purchased by the Investor and the Company intends to sell all 1,000 shares of Series F Preferred at a single time. The Series F Preferred may not be converted into common stock and is redeemable by the Company. Under the terms of the Agreement, the Company provided the Investor with a non-refundable fee of 250,000 shares of Company common stock (the “Fee Shares”) and issued the Investor a warrant to purchase up to $13,500,000 worth of Company common stock, with the exercise price of the warrant being determined by the closing bid price for the Company common stock on the trading day immediately preceding the date the Company initiates the sale of Series F Preferred (the “Warrant”).

ITEM 5.03	AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

To create the Series F Preferred to be sold to the Investor under the Agreement, on May 4, 2010, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred. From the date of issuance, the shares of the Series F Preferred shall accrue dividends at the rate per annum of ten percent (10%) of the Purchase Price per share. Dividends are payable in additional shares of Series F Preferred. The Series F Preferred may not be converted into common stock and is redeemable by the Company. Following the first anniversary of the issuance date, the Company has the right at its option to redeem the Series F Preferred at an amount equal to the purchase price of the Series F Preferred, plus any accrued but unpaid dividends and plus a redemption premium that declines from 26% (for redemptions between the first and second anniversary of issuance) to zero (for redemptions after the fourth anniversary of issuance).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS

Exhibit No.	Exhibit Description
10.1	Preferred Stock Purchase Agreement dated May 4, 2010

10.2	Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred of International Stem Cell Corporation dated May 4, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

Dated: May 5, 2010	By:	/S/ RAY WOOD
Ray Wood
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Preferred Stock Purchase Agreement dated May 4, 2010

10.2	Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred of International Stem Cell Corporation dated May 4, 2010